Exhibit 23

                     CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-81033) of Intelligent Controls, Inc. of our report dated February 9, 2001 relating to the financial statements, which appears in this Form 10-KSB.


/s  PricewaterhouseCoopers LLP
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Portland, Maine
March 30, 2001